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                                                                     EXHIBIT 1.1


                          CHASTAIN CAPITAL CORPORATION

                        7,100,000 SHARES OF COMMON STOCK

                             UNDERWRITING AGREEMENT


                                                                  April __, 1998


FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
EVEREN SECURITIES, INC.
as Representatives of the several Underwriters
c/o Friedman, Billings, Ramsey & Co., Inc.
1001 19th Street North
Arlington, Virginia 22209

Ladies and Gentlemen:

         Chastain Capital Corporation, a Georgia corporation (the "Company"), confirms its agreement with Friedman, Billings, Ramsey & Co., Inc. ("FBR"), EVEREN Securities, Inc. and each of the other Underwriters listed on Schedule I hereto (collectively, the "Underwriters"), for whom FBR and EVEREN Securities, Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of common stock of the Company, $.01 par value per share (the "Common Stock"), set forth in Schedule I hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in
Section 1(b) hereof to purchase all or any part of 1,065,000 shares of Common Stock to cover over-allotments, if any. The 7,100,000 shares of Common Stock to be purchased by the Underwriters (the "Initial Shares") and all or any part of the 1,065,000 shares of Common Stock subject to the option described in Section 1(b) hereof (the "Option Shares") and the shares of Common Stock to be purchased by FBR pursuant to Sections 1(a) and 1(b) hereof are hereinafter called, collectively, the "Shares."

         The Company understands that the Underwriters propose to make a public offering of the Shares as soon as FBR deems advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-11 (No. 333-42629) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be
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required. The registration statement has been declared effective under the
Securities Act by the Commission. The registration statement as amended at the time it became effective (including all information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), "Registration Statement" shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the "Rule 462(b) Registration Statement," and after any such filing the term "Registration Statement" shall include the 462(b) Registration Statement. Each prospectus included in the registration statement, or amendments thereof or supplements thereto, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations is hereinafter called the "Preliminary Prospectus." The term "Prospectus" means the final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

         The Company and the Underwriters agree as follows:

         1.       Sale and Purchase:

         (a) Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price per share of $____, the number of Initial Shares set forth in
Schedule I opposite such Underwriter's name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof subject, in each case, to such adjustments among the Underwriters as FBR in its sole discretion shall make to eliminate any sales or purchases of fractional shares, provided, however, that the purchase price per share for up to 497,000 Initial Shares sold by the Underwriters to the entities set forth on Schedule II shall be $_________.

         At the Closing Time, as defined below, upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company agrees to sell to FBR and FBR severally agrees to purchase 280,274 shares of Common Stock from the Company, at the purchase price per share of $_____ (the "FBR Shares"), provided that the number of FBR Shares shall be decreased by
(i)____ minus the amount of funds actually received as of the Closing Time by the Underwriters relating to the resale of the Initial Shares (excluding Initial Shares sold to the persons on Schedule II) as contemplated in Section 1(c) hereof divided by (ii) $_____. FBR agrees that it will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option for the sale of, or otherwise dispose of or transfer directly or indirectly, any of the FBR Shares or (ii) enter into any


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swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the FBR Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of the FBR Shares or such other securities, in cash or otherwise, for a period of one year from the Closing Time.

         (b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase from the Company all or any part of the Option Shares (which Option Shares shall not include any additional shares of Common Stock to be sold to the entities set forth on Schedule II), at a purchase price per share of $______, plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments, which may be made in connection with the offering and distribution of the Initial Shares, upon written notice by FBR to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by FBR, but shall not be later than three full business days (nor earlier, without the consent of the Company, than two full business days) after the exercise of said option (and the delivery of such notice), nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments as FBR, in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

         At each Date of Delivery for the Option Shares, upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company agrees to sell to FBR and FBR severally agrees to purchase up to 48,618 shares of Common Stock from the Company (the "FBR Option Shares"), at the purchase price per share of $_____. The number of FBR Option Shares to be purchased by FBR at any such Date of Delivery shall be that proportion of the FBR Option Shares which the number of Option Shares being purchased at such Date of Delivery bears to the total number of Option Shares. FBR agrees that it will not (i ) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option for the sale of , or otherwise dispose of or transfer directly or indirectly, any of the FBR Option Shares or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the FBR Option Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of the FBR Option Shares or such other securities, in cash or otherwise, for a period of one year from the applicable Delivery Date.

         (c) Terms of Public Offering. The Company is advised by the Underwriters that the Shares are to be offered to the public initially at $______ per share (the "Public Offering Price") and to certain dealers selected by the Underwriters at a price that represents a concession not in


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excess of $____ per share under the Public Offering Price, and that any
Underwriter may allow, and such dealers may reallow, a concession, not in excess of $ per share, to any Underwriter or to certain other dealers. The Underwriters may from time to time increase or decrease the Public Offering Price of the Shares after the initial public offering to such extent as the Underwriters may determine.

         2.       Payment and Delivery:

         (a) Initial Shares. Payment of the purchase price for the Initial Shares and the FBR Shares shall be made to the Company by wire transfer of immediately available funds or certified or official bank check payable in federal (same-day) funds at the offices of Hunton & Williams, located at 600 Peachtree Street, N.E., Atlanta, Georgia (unless another place shall be agreed upon by FBR and the Company) against delivery of the certificates for the Initial Shares to the Representatives for the respective accounts of the Underwriters and of the FBR Shares to FBR. Such payment and delivery shall be made at 9:30 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time, not later than ten business days after such date, shall be agreed to by FBR and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the "Closing Time." At the election of the Representatives made not later than the date of this Agreement, certificates for the Initial Shares and the FBR Shares shall be delivered to the Representatives and FBR either (i) in definitive form registered in such names and in such denominations as the Representatives and FBR, as applicable, shall specify or (ii) through the facilities of The Depository Trust Company to accounts specified by the Representatives and FBR, as applicable. For the purpose of expediting the checking by the Representatives of the certificates for the Initial Shares, the Company agrees to make such certificates available to the Representatives for such purpose at least one full business day preceding the Closing Time. If the Representatives and FBR so elect, delivery of the Initial Shares and the FBR Shares may be made by credit through full fast transfer to the accounts at the Depository Trust Company designated by the Representatives and FBR, as applicable.

         (b) Option Shares. In addition, payment of the purchase price for the Option Shares and the FBR Option Shares shall be made to the Company by wire transfer of immediately available funds or certified or official bank check payable in federal (same-day) funds at the offices of Hunton & Williams located at 600 Peachtree Street, N.E., Atlanta, Georgia (unless another place shall be agreed upon by FBR and the Company), against delivery of the certificates for the Option Shares and the FBR Option Shares to the Representatives for the respective accounts of the Underwriters and FBR. Such payment and delivery shall be made at 9:30 a.m., New York City time, on each Date of Delivery. At the election of the Representatives and FBR, certificates for the Option Shares and the FBR Option Shares shall be delivered to the Representatives and FBR either
(i) in definitive form registered in such names and in such denominations as the Representatives and FBR, as applicable shall specify or (ii) through the facilities of The Depository Trust Company to accounts specified by the Representatives. For the purpose of expediting the checking by the Representatives of the certificates for the Option Shares and FBR Shares, the Company agrees to make such certificates available to the Representatives for such purpose at least one full business day preceding the relevant Date of


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Delivery. If the Representatives so elect, delivery of the Option Shares may be made by credit through full and fast transfer to the accounts at The Depository Trust Company designated by the Representatives and FBR.

         3. Representations and Warranties of the Company and the Partnership. The Company and Chastain Capital Investments, L.P., a Georgia limited partnership (the "Partnership"), jointly and severally, represent and warrant to the Underwriters and FBR, with respect to the FBR Shares and FBR Option Shares, that:

         (a)      the Company and each Subsidiary of the Company set forth on
Schedule III hereto (each a "Subsidiary" and, collectively the "Subsidiaries") has been duly formed or incorporated, as the case may be, and is validly existing and in good standing under the laws of its respective jurisdiction of formation or incorporation with all requisite power and authority to own and lease its respective properties and to conduct its respective business as now conducted and as proposed to be conducted as described in the Registration Statement and Prospectus and, in the case of the Company, to authorize, execute and deliver this Agreement, the Management Agreement (the "Management Agreement"), to be entered into at or prior to the Closing Time between the Company and ERE Yarmouth, Inc. (the "Manager"), in substantially the form filed as an exhibit to the Registration Statement, and the other agreements described in the Prospectus and listed on Schedule IV attached hereto (the "Other Transaction Documents") and to consummate the transactions described in each such agreement; no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends or distributions to the Company, or from making any other distribution with respect to such Subsidiary's capital stock or interests or from paying the Company or any other Subsidiary, any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other Subsidiary; the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture, or other association, other than those listed on Schedule III;

         (b) the Company and the Subsidiaries are duly qualified or registered to transact business in each jurisdiction in which they conduct their respective businesses as now conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus and in which the failure, individually or in the aggregate, to be so qualified or registered would have a material adverse effect on the business, prospects, assets, operations, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect"), and each of the Company and the Subsidiaries are in good standing in each jurisdiction in which they own or lease real property or maintain an office or in which the nature or conduct of its business as now conducted or proposed to be conducted as described in the Registration Statement and the Prospectus requires such qualification, except where the failure to be in good standing would not have a Material Adverse Effect;

         (c) neither the Company nor any of the Subsidiaries is in breach of, or in default under (nor has any event occurred that with notice, lapse of time, or both would constitute a breach of, or default under), its respective articles of incorporation, by-laws, certificate of limited partnership or partnership agreement, as the case may be, or in the performance or observance of


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any obligation, agreement, covenant, or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement, or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties is bound, except for such breaches or defaults that would not have a Material Adverse Effect and the execution, delivery, and performance of this Agreement, the Management Agreement, and the Other Transaction Documents, and consummation of the transactions contemplated hereby and thereby will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event that with notice, lapse of time, or both would constitute a breach of, or default under) (i) any provision of the articles of incorporation, certificate of limited partnership, or partnership agreement, as the case may be, of the Company or any of the Subsidiaries, (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement, or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or
(iii) any federal, state, local, or foreign law, regulation, or rule or any decree, judgment, or order applicable to the Company or any of the Subsidiaries, except in the case of clause (ii) for such breaches or defaults that would not have a Material Adverse Effect; or result in the creation or imposition of any lien, charge, claim, or encumbrance upon any property or asset of the Company or the Subsidiaries;

         (d) the Company has full legal right, power, and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein; this Agreement has been duly authorized, executed, and delivered by the Company and is a legal, valid, and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and by general principles of equity, whether considered at law or in equity, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof; the Management Agreement has been duly authorized by the Company and at the Closing Time will have been duly executed and delivered by the Company and will constitute a legal, valid, and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and by general principles of equity, whether considered at law or in equity;

         (e) the Partnership has full legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein; this Agreement has been duly authorized, executed and delivered by the Partnership and is a legal, valid, and binding agreement of the Partnership enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and by general principles of equity, whether considered at law or in equity, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

         (f) the Agreement of Limited Partnership of the Partnership, including any amendment thereto (the "Partnership Agreement") has been duly and validly authorized, executed, and delivered by or on behalf of the partners of the Partnership and is a legal, valid,


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and binding agreement of the parties thereto, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and by general principles of equity, whether considered at law or in equity;

         (g) the issuance and sale of the Shares to the Underwriters hereunder have been duly authorized by the Company; when issued and delivered against payment therefor as provided in this Agreement, the Shares will be validly issued, fully paid, and non-assessable and the issuance of the Shares will not be subject to any preemptive or similar rights; no person or entity holds a right to require or participate in the registration under the Securities Act of the Shares pursuant to the Registration Statement; no person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company; except as set forth in the Prospectus, there are no contracts, agreements, or understandings between the Company and any person or entity granting such person or entity the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement; the form of certificates evidencing the Shares complies with all applicable legal requirements;

         (h) the Other Transaction Documents have been duly authorized and executed or will have been duly authorized and will be, upon execution and delivery, as applicable, by the Company, legal, valid, and binding agreements of the Company enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and by general principles of equity, whether considered at law or in equity;

         (i) no approval, authorization, consent, or order of or filing with any federal, state, or local governmental or regulatory commission, board, body, authority, or agency is required in connection with the execution, delivery, and performance of this Agreement, the Management Agreement, and the Other Transaction Documents, the consummation of the transactions contemplated hereby and thereby, and the sale and delivery of the Shares, other than (i) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act, (ii) such approvals as have been obtained in connection with the approval of the quotation of the Shares on The Nasdaq National Market and (iii) any necessary qualification under the securities or "blue sky" laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

         (j) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents, and approvals and has made all necessary filings required under any federal, state, or local law, regulation, or rule, and has obtained all necessary authorizations, consents, and approvals from other persons required in order to conduct their respective businesses as described in the Registration Statement and Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents, or approvals, to make any such filings or to obtain any such authorizations, consents, or approvals would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any written notice regarding a possible


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violation, default or revocation of any such license, authorization, consent, or approval or any federal, state, local, or foreign law, regulation, or rule or any decree, order, or judgment applicable to the Company or any of the Subsidiaries, the effect of which reasonably would be likely to have a Material Adverse Effect; and no such license authorization, consent, or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus;

         (k) each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and, to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with;

         (l) the Company and the transactions contemplated by this Agreement meet the requirements and conditions for using a registration statement on Form S-11 under the Securities Act set forth in the General Instructions to Form S-11; the Preliminary Prospectus and the Registration Statement comply and the Prospectus and any further amendments or supplements thereto will comply, when they have become effective or are filed with the Commission, as the case may be, in all material respects with the requirements of the Securities Act and the Securities Act Regulations; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Preliminary Prospectus as of its date does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Time and on each Date of Delivery (if any), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with the information concerning any Underwriter and furnished by or on behalf of such Underwriter through the Representatives to the Company expressly for use in the Registration Statement or the Prospectus (that information being limited to that described in the last sentence of the first paragraph of Section 9(b) hereof);

         (m) the Preliminary Prospectus that was delivered to the Underwriters for use in connection with this offering was identical to the version of the Preliminary Prospectus contained in Amendment No. 2 to the Registration Statement of the Company transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T;

         (n) all legal or governmental proceedings, contracts, or documents of a character required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus have been so filed, summarized, or described as required;


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         (o)      there are no actions, suits, proceedings, inquiries, or
investigations pending or, to the Company's knowledge, threatened against the Company or any of the Subsidiaries, or to which the properties, assets, or rights of any such entity is subject, at law or in equity, before or by any federal, state, local, or foreign governmental or regulatory commission, board, body, authority, arbitral panel, or agency that is reasonably likely to result in a judgment, decree, award, or order that would have a Material Adverse Effect, or that is reasonably likely to adversely affect the consummation of the transactions contemplated by this Agreement;

         (p) the balance sheet, including the notes thereto, included in the Registration Statement and the Prospectus present fairly the financial position of the Company and the Subsidiaries as of the date indicated; such balance sheet has been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved (except as indicated in the notes thereto); no other financial statements or schedules are required by Form S-11 or otherwise to be included in the Registration Statement or Prospectus; the unaudited performance data, including the notes thereto, included as Appendix A to the Prospectus or any Preliminary Prospectus fairly presents the performance of the portfolios referred to therein and complies as to form in all material respects to the applicable requirements of the Securities Act and the Securities Act Regulations;

         (q) Deloitte & Touche LLP, whose report on the balance sheet of the Company and the Subsidiaries are included as part of the Registration Statement and Prospectus, are and were on the date of their report independent public accountants within the meaning of the Securities Act and the Securities Act Regulations;

         (r) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been
(i) any material adverse change in the business, prospects, assets, operations, or condition (financial or otherwise), of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any transaction, other than in the ordinary course of business, excluding purchases of "Real Estate Related Assets" (as defined in the Preliminary Prospectus) contemplated or entered into by the Company or any of the Subsidiaries that is material to the Company and the Subsidiaries, taken as a whole, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of the Subsidiaries, other than in the ordinary course of business, excluding purchases of Real Estate Related Assets, that is material to the Company and the Subsidiaries, taken as a whole, or (iv) any dividend or distribution of any kind declared, paid, or made with respect to the capital stock of the Company or any Subsidiary or with respect to the partnership interests of the Partnership;

         (s) the Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus under the heading "Description of Capital Stock"; the Company has an authorized, issued, and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization." All of the issued and outstanding shares of Common Stock of the Company have been duly authorized and are validly issued, fully paid, and non-assessable, and have been offered, sold, and issued by the Company in compliance with all


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applicable laws (including, without limitation, federal and state securities laws); none of the issued shares of Common Stock of the Company have been issued in violation of any preemptive or similar rights; except as disclosed in the Prospectus, there is no outstanding option, warrant, or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of Common Stock of the Company or any security convertible into or exchangeable for shares of Common Stock of the Company;

         (t) all of the issued and outstanding shares of capital stock of Chastain GP Holdings, Inc., a Georgia corporation ("General Partner"), and Chastain LP Holdings, Inc., a Georgia corporation ("Limited Partner"), have been duly authorized and are validly issued, fully paid, and non-assessable, and are owned of record and beneficially by the Company, and have been offered, sold, and issued by the General Partner and the Limited Partner in compliance with all applicable laws (including, but not limited to, federal and state securities laws); none of the issued shares of capital stock of the General Partner and the Limited Partner have been issued in violation of any preemptive or similar rights; except as disclosed in the Prospectus, there is no outstanding option, warrant, or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of the General Partner or the Limited Partner or any security convertible into or exchangeable for capital stock of the General Partner or the Limited Partner;

         (u) immediately after the Closing Time, all of the issued and outstanding units of partnership interest in the Partnership ("Units") will be validly issued, fully paid, and non-assessable; none of the Units has been or will be issued or is owned or held in violation of any preemptive right; the Units have been or will be offered, sold, and issued by the Partnership in compliance with all applicable laws (including, without limitation, federal and state securities laws); except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue any Unit or any security, convertible into or exchangeable for Units;

         (v) each of the Company, the Subsidiaries, and their respective officers, directors, and controlling persons has not taken, and will not take, directly or indirectly, any action that is designed to or might reasonably be expected to cause or result in, or has constituted a, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

         (w) neither the Company nor any of its affiliates, other than ERE Yarmouth Capital Markets, Inc., (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Securities Exchange Act of 1934 or the rules and regulations thereunder or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")) any member firm of the NASD;

         (x) the Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax, or accounting advice in connection with the offering and sale of the Shares except for advice relating to the "blue sky" laws of the various jurisdictions in which the Shares are being offered by the Underwriters and for advice relating to compliance with the regulations of the National Association of Securities Dealers, Inc.;

         (y) any certificate signed by any officer of the Company or any Subsidiary delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby;

         (z) the form of certificate used to evidence the Common Stock complies in all material respects with any applicable requirements of the articles of incorporation and by-laws of the Company and the requirements of The Nasdaq National Market;

         (aa) the Company and the Subsidiaries own no material real or personal property or any other asset and have not entered into any contract or agreement, whether or not in writing, to purchase material real or personal property or any other asset and have no material liabilities except as set forth in the Registration Statement and the Prospectus and since their inception have had no operations;

         (bb) no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, trustees, officers, shareholders, customers, or suppliers of the Company or any of the Subsidiaries on the other hand, that is required by the Act to be described in the Registration Statement and the Prospectus that is not so described; and except as disclosed in the Registration Statement and the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them;

         (cc) each of the Company and each Subsidiary owns or has applied to possess or possesses adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights, and know-how (collectively "Intangibles") necessary to enable the Company and each Subsidiary to conduct its business as described in the Prospectus, and neither the Company, nor any Subsidiary, has received notice of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles that is reasonably likely to have a Material Adverse Effect;

         (dd) the Company and each of the Subsidiaries will maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions will be executed in accordance with management's general or specific authorizations, (ii) transactions will be recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
(iii) access to assets will be permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets will be compared with the existing assets at reasonable intervals and appropriate action will be taken with respect to any differences;

         (ee) the Company and each of the Subsidiaries has filed on a timely basis all necessary federal, state, local, and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against the Company or any of the Subsidiaries, nor does the Company or any of the Subsidiaries know of any tax deficiency that is likely to be asserted against any such entity that if determined adversely to any such entity, is reasonably likely to materially adversely affect the business, prospects, management, properties, assets, results of operations, or condition (financial or otherwise) of any such entity, respectively; all tax liabilities are adequately provided for on the respective books of such entities;

         (ff) neither the Company nor any of the Subsidiaries nor, to the best of the Company's knowledge, any officer, director or trustee purporting to act on behalf of the Company or any of the Subsidiaries has at any time; (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of the Subsidiaries sells or from which the Company or any of the Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or any of the Subsidiaries, or (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries;

         (gg) the Company is organized in conformity with the requirements for qualification as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's method of operation will enable it to meet the requirements for taxation as a REIT under the Code; the Partnership will be treated as a partnership for federal income purposes and not as a corporation or association taxable as a corporation;

         (hh) in connection with this offering, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act or the Securities Act Regulations; the Company has not distributed and will not distribute any Prospectus or other offering material in connection with the offer and sale of the Shares, other than to officers and employees of Lend Lease Corporation ("Lend Lease") and its subsidiaries and directors of the Company in connection with the share purchase program described on page 107 of the Preliminary Prospectus (the "Directed Share Program") and through the Underwriters;

         (ii) the Company has complied and will comply with all the provisions of Florida Statutes, Section 517.075 (Chapter 92-198, Laws of Florida); neither the Company nor any of the Subsidiaries or affiliates does business with the government of Cuba or with any person or affiliate located in Cuba;

         (jj) neither the Company nor any of the Subsidiaries is, or solely as a result of transactions contemplated hereby and the application of the proceeds from the sale of the Shares, will become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"); and

         (kk) the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated.

         4.       Certain Covenants of the Company and the Partnership:

         The Company and the Partnership hereby covenant with each Underwriter and FBR:

         (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or "blue sky" laws of such states as the Representative may designate and to maintain such qualifications in effect as long as required for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares);

         (b) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, to cause such post-effective amendment to become effective as soon as possible;

         (c) to prepare the Prospectus in a form approved by the Underwriters (which approval shall not be unreasonably withheld) and to file such Prospectus with the Commission pursuant to Rule 424(b) within the time period prescribed by law, and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than _______ (New York City time), on the day following the execution and delivery of this Agreement) to the Underwriters as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

         (d) to advise the Representatives promptly, confirming such advice in writing, when any post-effective amendment to the Registration Statement becomes effective under the Securities Act Regulations;

         (e) to advise the Representatives immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the

Shares for offering or sale in any jurisdiction, or of the initiation or threatening (in writing) of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Representatives shall reasonably object in writing;

         (f) before amending or supplementing the Registration Statement or the Prospectus, or during any period of time in which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations, to furnish to the Representatives a copy of each such proposed amendment or supplement;

         (g) to furnish to the Representatives for a period of five years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of Common Stock, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, the NASD or any securities exchange and (iii) such other publicly available information as the Underwriters may reasonably request regarding the Company and the Partnership;

         (h) to advise the Representatives promptly during any period of time in which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations (i) of any material change in the Company's assets, operations, business, prospects or condition (financial or otherwise) or
(ii) of the happening of any event which would require the making of any change in the Prospectus then being used so that the Prospectus would not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, during such time, to prepare and furnish promptly to the Underwriters, at the Company's expense, such amendments or supplements to the Prospectus as may be necessary to reflect any such change;

         (i) to furnish promptly to the Representatives a copy of the executed Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith) and such number of conformed copies of the foregoing as the Underwriters may reasonably request;

         (j) to furnish to the Representatives, not less than two business days before filing with the Commission subsequent to the effective date of the Prospectus and during the period referred to in paragraph (h) above, a copy of any document proposed to be filed by the Company with the Commission pursuant to
Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (k) to apply the net proceeds of the sale of the Shares substantially in accordance with the statements set forth under the caption "Use of Proceeds" in the Prospectus;

         (l) to make generally available to its security holders as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of 12 months beginning on the effective date of the Registration Statement;

         (m) to use its best efforts to effect and maintain the inclusion of the Shares on The Nasdaq National Market and to file with The Nasdaq National Market all documents and notices required by The Nasdaq National Market of companies that have securities that are included on The Nasdaq National Market;

         (n) to refrain during a period of 180 days from the date of the Prospectus, without the prior written consent of FBR from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; the foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof or upon the exercise of any option granted pursuant to any stock option or other plan or arrangement described in the Prospectus or pursuant to a dividend reinvestment plan adopted hereafter, or (C) any option to purchase Common Stock granted pursuant to any stock option or other plan or arrangement described in the Prospectus;

         (o) the Company shall not, and shall use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which could be reasonably likely to cause or result in, or which could be reasonably likely to in the future reasonably be to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

         (p) the Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock;

         (q) the Company will use its best efforts (i) to meet the requirements to qualify as a REIT under the Code and (ii) to cause the Partnership to be treated as a partnership for federal income tax purposes;

         (r) the Company will comply with all of the provisions of any undertakings in the Registration Statement;

         (s) the Company and the Partnership will conduct their affairs in such a manner so as to ensure that neither the Company nor the Partnership will be an "investment company" or an entity "controlled" by an investment company within the meaning of the 1940 Act;

         (t) if at any time during the 30-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in the reasonable opinion of the Representatives the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Representatives advising the Company to the effect set forth above, to forthwith prepare, consult with the Representatives concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Representatives, responding to or commenting on such rumor, publication or event; and

         (u) to maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         5.       Payment of Expenses:

         (a) The Company agrees to pay all costs and expenses incident to the performance of the Company's obligations under this Agreement whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including, but not limited to, all fees and expenses of filing with the Commission and the NASD; all "blue sky" fees and expenses, including filing fees and disbursements of the Representatives' "blue sky" counsel not to exceed $15,000; fees and disbursements of counsel and accountants for the Company, and printing costs, including costs of printing the prospectus, and any amendments thereto, all underwriting documents, blue sky memoranda, a reasonable quantity of prospectuses requested by the Representatives, and the Company's direct road show costs and expenses.

         (b) If and only this agreement is terminated, the Company agrees to reimburse the Representatives upon request for their reasonable out-of-pocket expenses incurred in connection with its obligations under this Agreement, including the fees and disbursements of Hunton & Williams, not to exceed $150,000, provided, that if this Agreement is terminated by the Underwriters pursuant to any of clause (iii), (iv), or (vii) of the first paragraph of
Section 7 hereof, then the Company shall have no obligation to so reimburse the Representatives and the Representatives shall refund to the Company promptly all such reimbursements made prior to such termination.

         (b) Notwithstanding the foregoing, if this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein.

         6.       Conditions of the Underwriters' Obligations:

         The obligations of the Underwriters and FBR (with respect to the FBR Shares and FBR Option Shares) hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company in all material respects on the date hereof and at the Closing Time and on each Date of Delivery, (ii) the performance by the Company of its obligations hereunder in all material respects, and (iii) the following further conditions:

         (a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, such post-effective amendment shall have become effective not later than 9:30 a.m., New York City time, on the business day following the date of this Agreement, or at such later date and time as shall be consented to in writing by the Representatives.

         (b) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of King & Spalding, counsel for the Company, addressed to the Underwriters and FBR and dated the Closing Time and each Date of Delivery and in form reasonably satisfactory to Hunton & Williams, counsel for the Underwriters, stating that:

                  (i) the authorized shares of common stock of the Company conform as to legal matters to the description thereof contained in the Prospectus under the heading "Description of Capital Stock;" the Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization;" the outstanding shares of common stock or capital stock, as the case may be, of the Company and the Subsidiaries (other than the Partnership) have been duly and validly authorized and issued and are fully paid and non-assessable; all of the outstanding shares of capital stock of or interests in the Subsidiaries, as the case may be, are directly or indirectly owned of record by the Company; except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any shares of common stock of the Company or any capital stock or interests in any such Subsidiary, (ii) warrants, rights, or options to subscribe for or purchase from the Company or any such Subsidiary any such shares of common stock, capital stock, interests, or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of common stock, capital stock, or interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights, or options;

                  (ii) the Company and each of the Subsidiaries (other than the Partnership) has been duly incorporated, as the case may be, and is validly existing and in good standing under the laws of its respective jurisdiction of formation or incorporation with the requisite corporate power and authority to own its respective properties and to conduct its respective business as described in the Registration Statement and Prospectus and, in the case of the Company, to execute and deliver this Agreement, the Management Agreement, and the Other Transaction Documents and to consummate the transactions described in each such agreement;

                  (iii) based solely on such counsel's review of certificates of public officials, the Company and the Subsidiaries (other than the Partnership) are duly qualified in and in good standing in each jurisdiction listed on Schedule V hereto; except as disclosed in the Prospectus, to such counsel's knowledge no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary's capital stock or interests or from paying the Company or any other Subsidiary, any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other Subsidiary; to such counsel's knowledge, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture, or other association, except as set forth on Schedule III;

                  (iv) the Partnership has been duly formed and is validly existing as a limited partnership under the laws of the jurisdiction of its organization, with all requisite partnership power and authority to own, lease, and operate its properties and to conduct its business as now conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus; and based solely on such counsel's review of certificates of public officials, the Partnership has been duly qualified to do business as a foreign partnership and is in good standing in each jurisdiction listed on Schedule V hereto;

                  (v) to such counsel's knowledge, neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred that with notice, lapse of time, or both would constitute a breach of or default under) its respective articles of incorporation, by-laws, certificate of limited partnership, or partnership agreement, as the case may be, or in the performance or observation of any obligation, agreement, covenant, or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement, or any other agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected or under any law, regulation, or rule or any decree, judgment, or order applicable to the Company or any of the Subsidiaries, except such breaches or defaults that are not reasonably likely to have a Material Adverse Effect;

                  (vi) the execution, delivery, and performance of this Agreement, the Management Agreement, and the Other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated under this Agreement, the Management Agreement, or the Other Transaction Documents, as the case may be, do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event that with notice, lapse of time, or both would constitute a breach of or default under)
         (i) any provisions of the articles of incorporation, by-laws, certificate of limited partnership, or partnership agreement, as the case may be, of the Company or any Subsidiary, (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement, or other agreement or instrument known to such counsel and to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or (iii) to such counsel's knowledge, any law or regulation or any decree, judgment, or order applicable to the Company or any Subsidiary, except in the case of clause (ii) for such conflicts, breaches, or defaults that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect;

                  (vii) the Company has full corporate power, and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein; this Agreement has been duly authorized, executed, and delivered by the Company; the Management Agreement has been duly authorized by the Company and at the Closing Time will have been duly executed and delivered by the Company and will constitute a valid, and binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and by general principles of equity, whether considered at law or in equity;

                  (viii) the Partnership has full legal right, power, and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein; this Agreement has been duly authorized, executed, and delivered by the Partnership;

                  (ix) the Other Transaction Documents have been duly authorized, executed, and delivered by the Company and are valid and binding agreements of the Company enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and by general principles of equity, whether considered at law or in equity;

                  (x) no approval, authorization, consent, or order of or filing with any federal or state governmental or regulatory commission, board, body, authority, or agency is required in connection with the execution, delivery, and performance of this Agreement, the Management Agreement, and the Other Transaction Documents or the consummation of the transactions contemplated hereby and thereby by the Company and the Partnership, the sale and delivery of the Shares by the Company as contemplated hereby other than such as have been obtained or made under the Securities Act and except that such counsel need express no opinion as to any necessary qualification under the state securities or

         "blue sky" laws or real estate syndication laws of the various jurisdictions in which the Shares are being offered by the Underwriters or any approval of the underwriting terms and arrangements by the NASD;

                  (xi) the Shares have been duly authorized and, when the Shares have been issued and delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid, and nonassessable, free and clear of any pledge, lien, encumbrance, security interest, or other claim;

                  (xii) the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation or by-laws of the Company, under any agreement known to such counsel to which the Company or any of the Subsidiaries is a party;

                  (xiii) to such counsel's knowledge, except as described in the Registration Statement, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

                  (xiv) the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the articles of incorporation and by-laws of the Company and the requirements of The Nasdaq National Market;

                  (xv) the Registration Statement has become effective under the Securities Act and to such counsel's knowledge, based solely upon telephonic confirmation by the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened;

                  (xvi) as of the effective date of the Registration Statement, the Registration Statement and the Prospectus as of its date, complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations (except as to the financial statements and other financial and statistical data contained therein, as to which such counsel need express no opinion);

                  (xvii) the statements under the captions "Distribution Policy," "Tax Status of the Company," "Certain Provisions of Georgia Law and of the Company's Articles of Incorporation and Bylaws," "Description of Capital Stock," "Common Stock Available for Future Sale," "Federal Income Tax Considerations," "ERISA Considerations," and "Certain Legal Aspects of Mortgage Loans and Real Property Investments," in the Registration Statement and the Prospectus, insofar as such statements constitute a summary of the legal matters referred to therein, constitute accurate summaries thereof in all material respects;

                  (xviii) to such counsel's knowledge, there are no actions, suits, or proceedings, inquiries, or investigations pending or threatened against the Company or any of the Subsidiaries or to which the properties, assets, or rights of any such entity are subject, at law or in equity, before or by any federal, state, local, or foreign governmental or regulatory commission, board, body, authority, arbitral panel, or agency that if determined adversely to the Company, would have a Material Adverse Effect; and to such counsel's knowledge, there are no contracts or documents of a character that are required to be filed as exhibits to the Registration Statement or to be described or summarized in the Prospectus that have not been so filed, summarized, or described;

                  (xix) the Company is organized in conformity with the requirements for qualification as a REIT pursuant to Sections 856 through 860 of the Code, and the Company's proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code; the Partnership will be treated as a partnership for federal income purposes and not as a corporation or an association taxable as a corporation; and

                  (xx) neither the Company nor any of the Subsidiaries is, or solely as a result of transactions contemplated hereby and the application of the proceeds from the sale of the Shares, as described in the Prospectus, will become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

         In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, independent public accountants of the Company and the Representatives at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness, or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs
(xvii) above), they have no reason to believe that the Registration Statement or the Prospectus, as of their respective effective or issue dates and as of the date of such counsel's opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that, in each case, such counsel need express no view with respect to the financial statements and other financial and statistical data included in the Registration Statement, Preliminary Prospectus or Prospectus).

         (c) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of in-house legal counsel for the Company, addressed to the Underwriter and dated the Closing Time and each Date of Delivery and in form reasonably satisfactory to Hunton & Williams, counsel for the Underwriters, stating that:

                  (i) the Company and the Subsidiaries are duly qualified in and in good standing in each jurisdiction in which they conduct their respective businesses as now conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus and in which the failure, individually or in the aggregate, to be so qualified or registered would have a Material Adverse Effect, and the Company and the Subsidiaries are in good standing in each jurisdiction in which they own or lease real property or maintain an office or in which the nature and conduct of its business as now conducted or proposed to be conducted as discussed in the Registration Statement and the Prospectus requires such qualifications, except where the failure to be so qualified and in good standing is not reasonably likely to have a Material Adverse Effect;

                  (ii) to such counsel's knowledge, each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents, and approvals and has made all necessary filings required under any federal, state, or local law, regulation or rule, and has obtained all necessary authorizations, consents, and approvals from other persons, required to conduct their respective businesses, as described in the Registration Statement and the Prospectus, except to the extent that any failure to have any such authorizations, consents, or approvals would not, individually or in the aggregate, have a material adverse effect on the business, prospects, management, properties, assets, results of operations, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole; to such counsel's knowledge, neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default, or revocation of any such license, authorization, consent, or approval or any federal, state, local, or foreign law, regulation, or decree, order, or judgment applicable to the Company or any of the Subsidiaries, the effect of which would be material and adverse to the business, prospects, management, properties, assets, results of operations, or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; and no such license, authorization, consent, or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus.

         (d) The Representatives shall have received from Deloitte & Touche LLP, letters dated, respectively, as of the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, addressed to the Representatives as representatives of the Underwriters and in form and substance satisfactory to the Representatives.

         (e) The Representatives shall have received at the Closing Time and on each Date of Delivery the favorable opinion of Hunton & Williams, dated the Closing Time or such Date of Delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives.

         (f) No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Representatives shall have reasonably objected in writing.

         (g) Prior to the Closing Time and each Date of Delivery (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, has occurred; and (ii) the Registration Statement and the Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (h) Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery (i) no material and unfavorable change in the business, prospects, properties, assets, results of operations, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, shall occur or become known (whether or not arising in the ordinary course of business) that makes it, in the sole judgment of the Representatives, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, or (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or the Partnership.

         (i) At the Closing Time, the Other Transaction Documents shall have been entered into and delivered by all required parties.

         (j) At the Closing Time or the relevant Times of Delivery, the Shares shall have been approved for inclusion on The Nasdaq National Market.

         (k) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (l) The Representatives shall have received letters from Lend Lease and each officer and director of the Company who participates in the Directed Share Program, in form and substance satisfactory to the Representatives, confirming that for a period of two years with regard to Lend Lease and one year with, regard to each officer and director of the Company and each participant in the Directed Share Program, after the Closing Time, such persons will not directly or indirectly (i) offer, pledge to secure any obligation due on or within the time period specified in the applicable letter, sell or contract to purchase, purchase any option or contract to sell, grant any option for the ale of, or otherwise dispose of or transfer (other than a disposition or transfer pursuant to which the acquiror or transferee is subject to the restrictions on disposition and transfer set forth in this Section 6(l) to the same extent as such stockholder delivering a letter hereunder), directly or indirectly, any Common Stock (other than by participating as selling stockholders in a registered offering of Common Stock offered by the Company with the consent of the Representatives) or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative, which consent may be withheld at the sole discretion of the Representatives, except that Lend Lease may transfer shares of Common Stock or options to purchase Common Stock to employees of Lend Lease.

         (m) The Company will, at the Closing Time and on each Date of Delivery, deliver to the Representatives a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, to each of such officer's knowledge, the representations and warranties of the Company set forth in this Agreement are true and correct as of such date and the conditions set forth in paragraphs (f), (g), (h) and (i) have been met.

         (n) The Company shall have furnished to the Representatives such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus, the representations, warranties and statement of the Company contained herein, and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein as of the Closing Time or any Date of Delivery as the Representatives may reasonably request.

         (o) The Manager will, at the Closing Time and on each Date of Delivery, deliver to the Representatives a certificate of the Senior Executive Vice President and Secretary of the Manager to the effect that, to each of such officer's knowledge the representations and warranties set forth in the Manager's Representations and Indemnification Agreement are true and correct as of each date.

         (p) All filings with the Commission required by Rule 424 under the Securities Act shall have been made within the applicable time period prescribed for such filing by such Rule.

         (q) The Company shall perform such of its obligations under this Agreement as are to be performed by the terms hereof and thereof at or before the Closing Time or the relevant Date of Delivery.

         (r) The Company and FBR shall have entered into a registration rights agreement with respect to the FBR Shares and FBR Option Shares in the form attached hereto as Exhibit A.

         The several obligations of the Underwriters to purchase Option Shares and of FBR to purchase the FBR Option Shares hereunder are subject to the delivery to the Representatives and FBR on the Date if Delivery of such documents as the Representatives and FBR may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Option Shares and FBR Option Shares and other matters related to the issuance of the Option Shares and FBR Option Shares.

         7.       Termination:

         The obligations of the several Underwriters and FBR hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time prior to the Closing Time or any Date of Delivery (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, prospects, management, properties, assets, results of operations, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, or (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable to market or deliver the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by Nasdaq or if trading generally on the New York Stock Exchange or in the Nasdaq over-the-counter market has been suspended (including automatic halts in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or Nasdaq or by order of the Commission or any other governmental authority, or (v) if there has been any downgrading in the rating of any of the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or (vi) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which in the reasonable opinion of the Representative has a material adverse affect or will have a material adverse affect on the assets, operations, business, prospects or condition (financial or otherwise) of the Company, or (vii) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the opinion of the Representatives has a material adverse effect on the securities markets in the United States.

         If the Representative elects to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

         If the sale to the Underwriters and FBR of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters or FBR for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters and FBR shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

         8.       Increase in Underwriters' Commitments:

         If any Underwriter shall default at the Closing Time or on a Date of Delivery in its obligation to take up and pay for the Shares (excluding, for purposes of this Section 8, the FBR Shares and the FBR Option Shares) to be purchased by it under this Agreement on such date, the Representatives shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the "Defaulted Shares"). Absent the completion of such arrangements within such 36 hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representative may terminate this Agreement by notice to the Company, without liability to any non-defaulting Underwriter.

         Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Company or selected by the Company with the approval of the Representatives).

         If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

         The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the like effect as if such substituted Underwriter had originally been named in this Agreement.

         9. Indemnity and Contribution by the Company, the Partnership and the Underwriters:

         (a) The Company and the Partnership, jointly and severally agree to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any breach of any representation, warranty or covenant of the Company or the Partnership contained herein or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representatives to the Company or the Partnership expressly for use in such Registration Statement or such Prospectus; provided, however, that the indemnity agreement contained in this subsection (a) with respect to the Prospectus shall not inure to the benefit of an Underwriter (or to the benefit of any person controlling such Underwriter) with respect to any person asserting any such loss, expense, liability, damage or claim which is the subject thereof if the Prospectus or any supplement thereto prepared with the consent of the Representatives and furnished to the Underwriters prior to the Closing Time corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus or supplement thereto to such person at or prior to the written confirmation of the sale of Shares to such person, unless such failure resulted from noncompliance by the Company or the Partnership with
Section 4(a) of this Agreement.

         If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company or the Partnership pursuant to the preceding paragraph, such Underwriter shall promptly notify the Company and the Partnership in writing of the institution of such action and the Company and the Partnership shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company or the Partnership will not relieve the Company or the Partnership of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company and the Partnership in connection with the defense of such action or the Company and the Partnership shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company or the Partnership and which counsel to the Underwriter believes may present a conflict for counsel representing the Company or the Partnership and the Underwriter (in which case the Company and the Partnership shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and the Partnership and paid as incurred (it being understood, however, that the Company and the Partnership shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, neither the Company nor the Partnership shall be liable for any settlement of any such claim or action effected without the its written consent.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Partnership, the Company, its directors and officers who signed the Registration Statement and any person who controls the Partnership or the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Partnership or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Underwriter through the Representatives to the Company or the Partnership expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated either in the Registration Statement or Prospectus or necessary to make such information, in the light of the circumstances under which made, not misleading. The statements set forth in the last paragraph on the cover page and under the first, second, third and ninth paragraphs under the caption "Underwriting," and the information regarding "Stabilizing" and "Passive Market Making" in the Preliminary Prospectus and the Prospectus (all to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Company for purposes of Section 3(n) and this Section 9.

         If any action is brought against the Company, the Partnership or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Partnership or such person shall promptly notify the Representatives in writing of the institution of such action and the Representatives, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company, the Partnership or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Partnership or such person unless the employment of such counsel shall have been authorized in writing by the Representatives in connection with the defense of such action or the Representatives shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representatives shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representatives.

         (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this
Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the

Company and the Partnership on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Partnership on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Partnership bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company and the Partnership on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or the Partnership or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

         (d) The Company and the Partnership, on the one hand, and the Underwriters, on the other, agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

         10.      Survival:

         The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company and the Partnership contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company and the Partnership and the Company's officers or any person who controls the Company or the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company, the Partnership and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and trustees, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

         11.      Notices:

         Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters and FBR, shall be sufficient in all respects if delivered to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209,
Attention: Syndicate Department; if to the Company or the Partnership, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 3424 Peachtree Road, N.E. Suite 800, Atlanta, Georgia, Attn: Samuel Hatcher.

         12.      Governing Law; Consent to Jurisdiction; Headings:

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

         13.      Parties in Interest:

         The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Partnership and the controlling persons, trustees and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

         14.      Counterparts:

         This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties.

         If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Partnership and the Underwriters.

                                        Very truly yours,

                                        CHASTAIN CAPITAL CORPORATION



                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        CHASTAIN CAPITAL INVESTMENTS, L.P.

                                             By:  Chastain G.P. Holdings, Inc.
                                             Its: General Partner


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------



Accepted and agreed to as
of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
EVEREN SECURITIES, INC.
as Representatives of the several Underwriters

BY: FRIEDMAN, BILLINGS, RAMSEY & CO., INC.



By:
   -------------------------------------
Name:
     -----------------------------------
Title:
      ----------------------------------

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.



By:
   -------------------------------------
Name:
     -----------------------------------
Title:
      ----------------------------------

                                   Schedule I

                                                      Number of
Underwriter                                           Initial Shares to
-----------                                           be Purchased
                                                      ------------
Friedman, Billings, Ramsey & Co., Inc.
EVEREN Securities, Inc.





                                                      =========
         Total                                        7,100,000

                                   Schedule II


The Equitable Life Assurance Society of the United States
ERE Rosen Joint Venture
Colorado Public Employee Retirement Association
Stanford University
Ohio Police & Fire
Denver Public Schools
Equitable Life Pension Fund

                                  Schedule III
                           Subsidiaries of the Company


Chastain G.P. Holdings, Inc.
Chastain L.P. Holdings, Inc.
Chastain Capital Investments, L.P.

                                   Schedule IV
                           Other Transaction Documents


Stock Purchase Agreement dated December 17, 1997 between Chastain Capital Corporation and Yarmouth Lend Lease Holdings, Inc.

Stock Purchase Agreement dated December 17, 1997 between Chastain Capital Corporation and Yarmouth Lend Lease Holdings, Inc.

Registration Rights Agreement dated December 17, 1997 between Chastain Capital Corporation and FBR Asset Investment Corporation

Registration Rights Agreement dated April ___, 1998 between Chastain Capital Corporation and Friedman, Billings, Ramsey & Co., Inc.

                                   Schedule V
      Jurisdictions in Which the Company and its Subsidiaries are Qualified